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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration
Statement on Form S-8 pertaining to the 1999 Long-Term Incentive Plan, 1998 Stock Option Plan and the Employment Agreement, of our report dated May 18, 1999, except for Note 9, as to which the date is September 27, 1999, with respect to the financial statements of Data Return Corporation included in the Registration Statement on Form S-1 of Data Return Corporation (File No. 333-84011) filed with the Securities and Exchange Commission in the form in which it became effective.


                                 /s/ Ernst & Young LLP

                                 ERNST & YOUNG LLP

Dallas, Texas
December 23, 1999